EXHIBIT 23.2

                               CONSENT OF EXPERTS

     As petroleum engineers, we hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-16643) of our oil and gas reserve reports as of December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996 included in the Monterey Resources, Inc. Form 10-K for the year ended December 31, 1996.

RYDER SCOTT COMPANY
PETROLEUM ENGINEERS

Houston, Texas
March 7, 1997